Exhibit 99.1

FOR IMMEDIATE RELEASE

TECO ENERGY REPORTS FIRST-QUARTER RESULTS

Company maintains 2015 earnings-per-share guidance

in a range between $1.08 and $1.11

TAMPA, Fla. (April 28, 2015) — TECO Energy, Inc. (NYSE:TE) today reported that first-quarter 2015 non-GAAP results from continuing operations were $64.5 million, or $0.28 on a per-share basis, compared with $50.5 million, or $0.23 on a per-share basis in 2014. The 2015 results exclude $0.7 million of costs associated with the integration of New Mexico Gas Co. (NMGC).

First-quarter 2015 GAAP net income was $58.0 million, or $0.25 per share, compared with $50.1 million, or $0.23 per share, in the first quarter of 2014. Net income from continuing operations was $63.8 million, or $0.27 per share, in the 2015 first quarter, compared with $48.4 million, or $0.22 per share, for the same period in 2014.

TECO Energy President and Chief Executive Officer John Ramil said, “We are off to a good start with our utilities this year. New Mexico Gas had good results despite one of the mildest winters in recent years, and our Florida utilities enjoyed a growing economy and customer growth well above national averages. Despite the delay in closing the sale of TECO Coal, we remain committed to exiting the coal business. We believe that working with Cambrian Coal to complete this transaction is the most expedient method of exiting this business.”

As a result of the previously announced agreement to sell TECO Coal (see the Discontinued Operations section later in this release), those operations were classified as discontinued operations effective in the third quarter of 2014.

Non-GAAP Results

First quarter 2015 Non-GAAP results from continuing operations exclude integration costs associated with the acquisition of NMGC.

The table below compares the TECO Energy GAAP net income with the non-GAAP measures used in this release. Non-GAAP results exclude charges and gains contained in the Results Reconciliation table later in this release. See the Non-GAAP Presentation section and Results Reconciliation table later in this release for reconciliation to GAAP results and a discussion regarding this presentation of non-GAAP results and management’s use of this information.

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All amounts included in the non-GAAP table below are after tax.

	Results Comparisons
	3 months ended March 31		12 months ended March 31
(millions)	2015	2014	2015	2014
Net income	$58.0	$50.1	$138.2	$206.3
Discontinued operations	(5.8)	1.7	(83.6)	7.5

Net income from continuing operations	63.8	48.4	221.8	198.8
Charges and gains	0.7	2.1	21.9	8.3

Non-GAAP results from continuing operations	$64.5	$50.5	$243.7	$207.1

Segment Reporting

The table below includes TECO Energy segment information on a GAAP basis, which includes all charges and gains for the periods shown.

Segment Information

	3 months ended March 31		12 months ended March 31
(millions)
Net Income Summary	2015	2014	2015	2014
Tampa Electric	$48.2	$45.2	$227.5	$204.2
Peoples Gas System	14.6	14.6	35.9	35.5
New Mexico Gas Co.(1)	13.9	—	24.5	—
Other (net)(2)	(12.9)	(11.4)	(66.1)	(40.9)

Net income from continuing operations	63.8	48.4	221.8	198.8
Discontinued operations (3)	(5.8)	1.7	(83.6)	7.5

Total net income attributable to TECO Energy	$58.0	$50.1	$138.2	$206.3

(1)	NMGC for the 2015 12-month period represents the four months of ownership in 2014 and the first quarter of 2015.
(2)	The Other segment (net) includes transaction and integration costs associated with the acquisition of NMGC and net consolidated deferred tax balance adjustments related to the acquisition of NMGC and the pending sale of TECO Coal.
(3)	Discontinued operations include the operating results at TECO Coal, and the impairment charges and negative tax valuation allowances related to the sale of TECO Coal , a consolidated tax benefit recorded in the Other segment, and a benefit related to the 2012 sale of TECO Guatemala.

All amounts included in the operating company discussions below are after tax, unless otherwise noted.

Tampa Electric

Tampa Electric’s net income for the first quarter of 2015 was $48.2 million, compared with $45.2 million for the same period in 2014. First quarter results in 2015 reflect customer growth and higher energy sales due to warm March weather. Results reflected operations and maintenance expenses essentially unchanged from 2014 and higher interest expense from higher long-term debt balances. First-quarter net income in 2015 included $3.8 million of Allowance for Funds Used During Construction (AFUDC) equity, which represents allowed equity cost capitalized to construction costs, compared with $2.4 million in the 2014 quarter.

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Total degree days in Tampa Electric’s service area in the first quarter of 2015 were 6% above normal and 11% above the 2014 period, driven by much warmer than normal weather in March. Total net energy for load, which is a calendar measurement of retail energy sales rather than a billing-cycle measurement, increased 1.4% in the first quarter of 2015 compared with the same period in 2014. Customer growth in the quarter was 1.7%. In the 2015 period, pretax base revenues increased $3.8 million due to higher energy sales and the pro rata portion of $7.5 million of higher annual pretax base revenue effective November 2014. Sales to the weather-sensitive residential customers increased primarily from the warmer than normal March weather, while sales to non-phosphate industrial customers increased due to the improving economy. Sales to lower-margin industrial-phosphate customers were lower as self-generation by those customers increased. (The quarterly energy sales shown on the statistical summary that accompanies this earnings release reflect the energy sales based on the timing of billing cycles, which can vary period to period.)

Operations and maintenance expense, excluding all Florida Public Service Commission (FPSC)-approved cost-recovery clauses, was essentially unchanged from the 2014 quarter. These results reflect higher payroll costs offset by lower other benefit costs and lower costs to reliably serve customers and operate and maintain the system, due to cost efficiencies and the benefit of synergies from shared services among all three utilities. Depreciation and amortization expense increased approximately $0.5 million as higher depreciation on normal additions to facilities to reliably serve customers was partially offset by the reduction in depreciation expense associated with the retirement of assets that were either obsolete or no longer required to serve customers.

Peoples Gas

Peoples Gas System reported net income of $14.6 million for the first quarter, unchanged from 2014. Therm sales to the weather-sensitive residential customers increased as a result of average customer growth of 2.0% in the quarter and colder February winter weather, which more than offset mild March weather. Sales to commercial and industrial customers increased as a result of the stronger Florida economy and conversions of vehicle fleets to compressed natural gas. Sales to power-generation customers increased due to higher utilization of gas-fired power generators versus coal-fired generation by a single customer. Non-fuel operations and maintenance expense was $0.8 million higher than in the 2014 period, which included a $1.6 million benefit from the recovery of costs from a 2010 contractor damage incident. Depreciation and amortization increased slightly due to normal additions to facilities to serve customers.

New Mexico Gas Co.

NMGC reported first quarter net income of $13.9 million. First-quarter heating degree days in New Mexico were 9% below normal and 1% below 2014, reflecting one of the mildest winters in recent years. First quarter 2015 customer growth was 0.6%. On a per-share basis, the NMGC acquisition was approximately $0.04 accretive to first-quarter results. Due to the seasonal nature of the local gas distribution business driven by the use of natural gas for heating in New Mexico, NMGC is expected to be dilutive to earnings in the second and third quarters, but accretive in the fourth quarter and for the full-year period.

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Discontinued Operations

The first quarter 2015 loss in discontinued operations of $5.8 million consisted of the TECO Coal loss from operations and a favorable tax adjustment recorded in the Other (net) segment. The first-quarter loss from operations was driven by sales of 0.9 million tons, compared with 1.3 million tons sold in the same period in 2014. The lower tons reflect the harsh winter weather, which reduced production and caused rail service interruptions. In 2015, first-quarter results also reflect selling prices and costs associated with reductions in personnel and steps taken in advance of closing the sale of the company.

Other (net)

The cost from continuing operations for Other (net) in the first quarter of 2015 was $12.9 million, compared with a cost of $11.4 million in the same period in 2014. The non-GAAP cost from continuing operations in 2015 was $12.2 million, compared with a cost of $9.1 million in 2014. Non-GAAP costs in 2015 excluded $0.7 million of costs associated with the integration of NMGC, compared with $2.1 million of NMGC-related costs in 2014. The higher non-GAAP costs in 2015 reflect $1.1 million of interest expense related to notes at New Mexico Gas Intermediate (NMGI), the parent of NMGC, and $1.0 million of interest expense previously allocated to TECO Coal.

The segment data accompanying this earnings release presents Other and Eliminations as separate segments. The discussion above nets the two segments.

Maintaining 2015 Guidance from Continuing Operations

in a range between $1.08 and $1.11

TECO Energy is maintaining its previously provided 2015 earnings-per-share guidance from continuing operations, excluding charges or gains, in a range between $1.08 and $1.11 in 2015, driven by the factors discussed below.

Tampa Electric expects to earn in the upper half of its allowed Return on Equity (ROE) range of 9.25% to 11.25%, driven by $7.5 million of higher base revenues that were effective Nov. 1, 2014 as a result of its September 2013 rate case settlement agreement, average customer growth trends in line with those experienced in 2014, and higher AFUDC. Retail energy sales to residential, commercial and non-phosphate industrial customers are expected to grow by almost 1.0%. Total retail sales are expected to be about 0.3% higher, as sales to lower-margin interruptible Industrial-Phosphate customers are expected to decline due to increased self-generation. These sales forecasts reflect the impact of improved lighting and appliance efficiency and customer energy conservation. Full-year operations and maintenance expenses are expected to be lower than 2014 as lower employee-related costs and the impact of synergies in Florida as a result of the NMGC integration more than offset higher costs to operate the system and reliably serve customers. Depreciation expense is expected to be higher due to normal additions to facilities to serve customers.

Peoples Gas expects to continue to earn in the upper half of its allowed ROE range of 9.75% to 11.75% from customer growth trends in line with those experienced in 2015, and continued interest from customers utilizing petroleum and other fuel sources to convert to natural gas. Operations and maintenance expense and depreciation trends are expected to be similar to Tampa Electric.

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NMGC expects 2015 customer growth of more than 0.5%, volume growth at about the same level, and lower operations and maintenance expense from integration synergies. NMGC will credit $2.0 million to customer bills in the first 12 months post-closing and $4.0 million in each subsequent 12-month period until new base rates are established. NMGC is expected to be accretive to TECO Energy’s earnings per share in 2015.

The forecasts for all utilities assume normal weather for the remainder of 2015.

Other (net) cost is expected to increase in 2015. The benefit of refinancing the $191 million of TECO Finance 6.75% notes due in May of 2015 with $250 million of floating rate notes completed in early April will more than offset the impact of no longer allocating interest expense to TECO Coal. The non-utility interest cost in 2015 will reflect a full year of interest on debt at NMGI.

Discontinued operations will include the operating results for TECO Coal through the closing of the sale as well as the accounting for the completion of the sale.

Non-GAAP Presentation

Management believes it is helpful to present a non-GAAP measure of performance that reflects the ongoing operations of TECO Energy’s businesses and that allows investors to better understand and evaluate the business as it is expected to operate in future periods.

Management and the board of directors use non-GAAP measures as a tool for measuring the company’s performance, for making decisions that are dependent upon the profitability of the company’s various operating units, and for determining levels of incentive compensation.

The non-GAAP measures of financial performance used by the company are not measures of performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income or other GAAP figures as an indicator of the company’s financial performance or liquidity. TECO Energy’s non-GAAP presentation of net income may not be comparable to similarly titled measures used by other companies.

The Results Reconciliation table below presents non-GAAP financial results after eliminating the effects of identified charges and gains. This provides investors additional information to assess the company’s results and future earnings potential.

Results Reconciliation

	3 months ended		12 months ended
(millions)	March 31		March 31
	2015	2014	2015	2014
GAAP net income attributable to TECO Energy	$58.0	$50.1	$138.2	$206.3
Discontinued operations	(5.8)	1.7	(83.6)	7.5

Net income from continuing operations	63.8	48.4	221.8	198.8

Add costs associated with the acquisition of NMGC	0.7	2.1	15.2	8.3
Add consolidated deferred tax balance adjustments (net)	—	—	6.7	—

Total charges and gains	0.7	2.1	21.9	8.3

Non-GAAP results (1)	$64.5	$50.5	$243.7	$207.1

(1)	A non-GAAP financial measure is a numerical measure that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts, from the most directly comparable GAAP measure.

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Webcast

As previously announced, TECO Energy will host a webcast with the investment community to discuss its quarterly results at 5:00 p.m. Eastern time today. The webcast will be accessible through a link on TECO Energy’s website: www.tecoenergy.com. The webcast and accompanying slides will be available for replay for 30 days through the website, beginning approximately two hours after the conclusion of the live event.

TECO Energy Inc. (NYSE: TE) is an energy-related holding company with regulated electric and gas utilities in Florida and New Mexico. Tampa Electric serves more than 700,000 customers in West Central Florida; Peoples Gas System serves more than 350,000 customers across Florida; and New Mexico Gas Co. serves more than 510,000 customers across New Mexico. Other TECO Energy subsidiaries include TECO Coal, which owns and operates coal-production facilities in Kentucky, Tennessee and Virginia.

Note: This press release contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this press release, except as may be required by law. Factors that could impact actual results include: regulatory actions by federal, state or local authorities; the ability to successfully implement the integration plans for NMGC and generate the financial results to make the acquisition accretive; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting customer growth and energy sales at the utility companies; economic conditions affecting the Florida and New Mexico economies; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; the effect of extreme weather conditions or hurricanes; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; and the ability of TECO Energy’s subsidiaries to operate equipment without undue accidents, breakdowns or failures; the ability of the purchasers of TECO Coal to obtain suitable financing and for TECO Energy to successfully close the pending sale transaction, or otherwise exit the coal business. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2014.

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Summary Information

	3 Months Ended March 31,		12 Months Ended March 31,
(millions except per share amounts)	2015	2014	2015	2014
Revenues	$693.0	$578.0	$2,681.5	$2,389.8

Net income from continuing operations	$63.8	$48.4	$221.8	$198.8
Net income from discontinued operations attributable to TECO Energy	(5.8)	1.7	(83.6)	7.5

Net income attributable to TECO Energy	$58.0	$50.1	$138.2	$206.3

Earnings per share from continuing operations-basic	$0.27	$0.22	$0.97	$0.93
Earnings per share from discontinued operations attributable to TECO Energy – basic	(0.02)	0.01	(0.37)	0.03

Total earnings per share attributable to TECO Energy – basic	$0.25	$0.23	$0.60	$0.96

Total earnings per share – diluted	$0.25	$0.23	$0.60	$0.96
Average common shares outstanding – basic	232.8	215.2	227.2	215.1
Average common shares outstanding – diluted	233.5	215.7	227.8	215.6

Contact:	News Media: Cherie Jacobs – (813) 228-4945
Investor Relations: Mark Kane – (813) 228-1772
Internet: http://www.tecoenergy.com

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MARCH 2015

Figures appearing in these statements are presented as general information and not in connection with any sale or offer to sell or solicitation of an offer to buy any securities, nor are they intended as a representation by the company of the value of its securities. All figures reported are subject to adjustments as the annual audit by independent accountants may determine to be necessary and to the explanatory notes affecting income and balance sheet accounts contained in the company’s Annual Report on Form 10-K. Reference should also be made to information contained in that and other reports filed by TECO Energy, Inc. and Tampa Electric Company with the Securities and Exchange Commission.

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Mar. 31,		Mar. 31,
(millions except share data)	2015	2014	2015	2014

Revenues
Regulated electric and gas	$689.9	$575.7	$2,671.5	$2,379.1
Unregulated	3.1	2.3	10.0	10.7

Total revenues	693.0	578.0	2,681.5	2,389.8

Expenses
Regulated operations & maintenance
Fuel	144.1	149.6	686.9	689.8
Purchased power	17.1	18.2	70.3	68.2
Cost of natural gas sold	103.0	47.1	265.5	139.7
Other	143.7	120.6	570.9	524.1
Operations & maintenance other expense	1.6	3.2	28.0	14.5
Depreciation and amortization	85.5	75.9	325.0	295.4
Taxes, other than income	51.8	47.8	199.0	187.6

Total expenses	546.8	462.4	2,145.6	1,919.3

Income from operations	146.2	115.6	535.9	470.5

Other income (expense)
Allowance for other funds used during construction	3.8	2.4	12.0	7.5
Other income	1.6	(0.9)	3.0	(0.5)

Total other income	5.4	1.5	15.0	7.0

Interest charges
Interest expense	49.8	41.0	185.2	164.6
Allowance for borrowed funds used during construction	(1.9)	(1.4)	(5.8)	(4.4)

Total interest charges	47.9	39.6	179.4	160.2

Income before provision for income taxes	103.7	77.5	371.5	317.3
Provision for income taxes	39.9	29.1	149.7	118.5

Income from continuing operations	63.8	48.4	221.8	198.8
Discontinued operations
Income (loss) from discontinued operations	(9.6)	1.2	(136.3)	3.1
Provision for income taxes	(3.8)	(0.5)	(52.7)	(4.4)

Income (loss) from discontinued operations, net	(5.8)	1.7	(83.6)	7.5

Net income	$58.0	$50.1	$138.2	$206.3

Average common shares outstanding - basic (millions)	232.8	215.2	227.2	215.1
Average common shares outstanding - diluted (millions)	233.5	215.7	227.8	215.6

Earnings per average common share outstanding:
Earnings per share from continuing operations — basic	$0.27	$0.22	$0.97	$0.93
Earnings per share from continuing operations — diluted	$0.27	$0.22	$0.97	$0.93

Earnings per share from discontinued operations — basic	($0.02)	$0.01	($0.37)	$0.03
Earnings per share from discontinued operations — diluted	($0.02)	$0.01	($0.37)	$0.03

Earnings per share attributable to TECO Energy — basic	$0.25	$0.23	$0.60	$0.96
Earnings per share attributable to TECO Energy — diluted	$0.25	$0.23	$0.60	$0.96

TECO ENERGY, Inc.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Mar. 31,	Dec. 31,
(millions)	2015	2014

Assets
Current assets
Cash and cash equivalents	$32.8	$25.4
Receivables	262.8	299.8
Inventories at average cost
Fuel	113.6	96.4
Materials and supplies	74.7	75.4
Derivative assets	0.3	0.0
Deferred income taxes	63.2	72.8
Prepayments and other current assets	32.2	22.6
Regulatory assets	52.0	53.6
Assets held for sale	97.1	109.6

Total current assets	728.7	755.6

Property, plant and equipment
Utility plant in service
Electric	7,152.7	7,094.8
Gas	2,008.6	1,984.6
Construction work in progress	634.7	640.0
Other property	14.6	14.5

Property plant and equipment at original cost	9,810.6	9,733.9
Accumulated depreciation	(2,645.9)	(2,645.7)

Total property, plant and equipment, net	7,164.7	7,088.2

Other assets
Regulatory assets	350.0	348.5
Goodwill	408.4	408.3
Deferred charges and other assets	64.8	65.8
Assets held for sale	60.9	59.8

Total other assets	884.1	882.4

Total assets	$8,777.5	$8,726.2

Liabilities and capital
Current liabilities
Long-term debt due within one year	$524.5	$274.5
Notes payable	206.0	139.0
Accounts payable	248.4	288.6
Other current liabilities	16.7	16.8
Customer deposits	178.2	176.2
Derivative liabilities	35.5	36.6
Interest accrued	57.7	39.9
Taxes accrued	29.0	29.9
Regulatory liabilities	49.4	57.0
Liabilities associated with assets held for sale	33.7	39.4

Total current liabilities	1,379.1	1,097.9

Other liabilities
Deferred income taxes	547.9	519.2
Investment tax credits	8.9	9.0
Regulatory liabilities	720.0	729.0
Derivative liabilities	5.3	6.1
Deferred credits and other liabilities	360.1	370.9
Liabilities associated with assets held for sale	65.7	65.4
Long-term debt, less amount due within one year	3,103.2	3,354.0

Total other liabilities	4,811.1	5,053.6

Total liabilities	6,190.2	6,151.5
Capital
Common equity	235.6	234.9
Additional paid in capital	1,881.9	1,875.9
Retained earnings	484.6	479.6
Accumulated other comprehensive (loss)	(14.8)	(15.7)

Total capital	2,587.3	2,574.7

Total liabilities and capital	$8,777.5	$8,726.2

Book Value Per Share	$10.98	$10.96

TECO ENERGY, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(All significant intercompany transactions have been eliminated in the consolidated financial statements.)

	Three Months Ended		Twelve Months Ended
	Mar. 31,		Mar. 31,
(millions)	2015	2014	2015	2014

Cash flows from operating activities
Net income	$58.0	$50.1	$138.2	$206.3

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	85.9	84.9	342.9	332.4
Deferred income taxes & Investment tax credits	36.0	28.8	96.7	115.6
Allowance for other funds used during construction	(3.8)	(2.4)	(12.0)	(7.5)
Non-cash stock compensation	3.9	3.7	12.9	13.6
Gain on sales of business / assets, pretax	0.0	(0.1)	(0.1)	(1.5)
Deferred recovery clause	(5.7)	2.6	(23.5)	(8.0)
Asset impairment, pretax	0.0	0.0	115.9	0.0
Receivables, less allowance for uncollectibles	51.0	18.1	(3.7)	0.6
Inventories	(15.7)	0.4	(3.1)	22.8
Prepayments and other current assets	(10.9)	(0.2)	(8.0)	(3.0)
Taxes accrued	1.7	15.5	(12.7)	1.1
Interest accrued	17.8	22.9	2.2	(0.6)
Accounts payable	(63.5)	(25.2)	(14.8)	35.6
Other	(7.7)	(12.2)	(6.0)	(19.8)

	147.0	186.9	624.9	687.6

Cash flows from investing activities
Capital expenditures	(160.0)	(136.3)	(738.1)	(565.6)
Allowance for other funds used during construction	3.8	2.4	12.0	7.5
Purchase of a business, net of cash acquired	0.0	0.0	(751.5)	0.0
Net proceeds from sale of business / assets	(0.1)	0.2	(0.1)	4.2
Other investments	(0.1)	0.0	(8.0)	0.0

	(156.4)	(133.7)	(1,485.7)	(553.9)

Cash flows from financing activities
Dividends paid	(53.0)	(48.0)	(204.2)	(191.4)
Proceeds from sale of common stock	2.8	1.6	303.5	4.4
Proceeds from long-term debt	0.0	0.0	563.6	0.0
Repayment of long-term debt / Purchase in lieu of redemption	0.0	0.0	(83.3)	(51.6)
Net increase (decrease) in short-term debt	67.0	(55.0)	177.0	29.0

	16.8	(101.4)	756.6	(209.6)

Net increase (decrease) in cash and cash equivalents	7.4	(48.2)	(104.2)	(75.9)
Cash and cash equivalents at beginning of period	25.4	185.2	137.0	212.9

Cash and cash equivalents at end of period	$32.8	$137.0	$32.8	$137.0

Supplemental disclosure of non-cash activities
Debt assumed in NMGI acquisition	$0.0	$0.0	$200.0	0.0
Capital expenditures accrued - excluded above	$11.5	$14.6	$10.3	$18.8

TECO ENERGY, Inc.

SEGMENT INFORMATION (Unaudited)

(millions)		Tampa Electric	Peoples Gas	TECO Coal	NMGC	Other	Eliminations	TECO Energy
Three months ended Mar. 31,
2015	Revenues - outsiders	$449.8	$121.7	$—	$119.0	$2.5	$—	$693.0
	Sales to affiliates	0.8	1.2	—	—	—	(2.0)	—

	Total revenues	450.6	122.9	—	119.0	2.5	(2.0)	693.0
	Depreciation and amortization	62.9	13.9	—	8.4	0.3	—	85.5
	Total interest charges (2)	23.5	3.5	—	3.3	17.9	(0.3)	47.9
	Allocated interest expense (2)	—	—	—	—	0.3	(0.3)	—
	Provision (Benefit) for income taxes	27.4	9.2	—	9.0	(5.7)	—	39.9
	Net income (loss) from continuing operations	48.2	14.6	—	13.9	56.0	(68.9)	63.8
	Income (loss) from discontinued operations, net of tax (3)	—	—	(6.0)	—	0.2	—	(5.8)
	Net income (loss) (1)	$48.2	$14.6	$(6.0)	$13.9	$56.2	$(68.9)	$58.0

2014	Revenues - outsiders	$452.9	$122.4	$—	$—	$2.7	$—	$578.0
	Sales to affiliates	0.3	0.2	—	—	—	(0.5)	—

	Total revenues	453.2	122.6	—	—	2.7	(0.5)	578.0
	Depreciation and amortization	62.1	13.3	—	—	0.5	—	75.9
	Total interest charges (2)	22.0	3.4	—	—	16.0	(1.8)	39.6
	Allocated interest expense (2)	—	—	—	—	1.8	(1.8)	—
	Provision (Benefit) for income taxes	26.6	9.2	—	—	(6.7)	—	29.1
	Net income (loss) from continuing operations	45.2	14.6	—	—	37.5	(48.9)	48.4
	Income (loss) from discontinued operations, net of tax (3)	—	—	(1.6)	—	3.3	—	1.7
	Net income (loss) (1)	$45.2	$14.6	$(1.6)	$—	$40.8	$(48.9)	$50.1

Twelve months ended Mar. 31,
2015	Revenues - outsiders	$2,016.8	$397.7	$—	$256.5	$10.5	$—	$2,681.5
	Sales to affiliates	1.6	2.1	—	—	0.2	(3.9)	—

	Total revenues	2,018.4	399.8	—	256.5	10.7	(3.9)	2,681.5
	Depreciation and amortization	249.4	54.6	—	19.4	1.6	—	325.0
	Total interest charges (2)	94.2	13.9	—	7.6	68.0	(4.3)	179.4
	Allocated interest expense (2)	—	—	—	—	4.3	(4.3)	—
	Provision (Benefit) for income taxes	134.0	22.7	—	16.1	(23.1)	—	149.7
	Net income (loss) from continuing operations	227.5	35.9	—	24.5	36.2	(102.3)	221.8
	Income (loss) from discontinued operations, net of tax (3)	—	—	(86.5)	—	2.9	—	(83.6)
	Net income (loss) (1)	$227.5	$35.9	$(86.5)	$24.5	$39.1	$(102.3)	$138.2

2014	Revenues - outsiders	$1,984.7	$392.8	$—	$—	$12.3	$—	$2,389.8
	Sales to affiliates	1.0	1.4	—	—	—	(2.4)	—

	Total revenues	1,985.7	394.2	—	—	12.3	(2.4)	2,389.8
	Depreciation and amortization	242.0	51.8	—	—	1.6	—	295.4
	Total interest charges (2)	90.4	13.5	—	—	63.9	(7.6)	160.2
	Allocated interest expense (2)	—	—	—	—	7.6	(7.6)	—
	Provision (Benefit) for income taxes	123.6	22.4	—	—	(27.5)	—	118.5
	Net income (loss) from continuing operations	204.2	35.5	—	—	177.6	(218.5)	198.8
	Income (loss) from discontinued operations, net of tax (3)	—	—	4.4	—	3.1	—	7.5
	Net income (loss) (1)	$204.2	$35.5	$4.4	$—	$180.7	$(218.5)	$206.3

(1)	Results are based on GAAP net income. For a complete reconciliation between GAAP and non-GAAP items, see Results Reconciliation in Earnings Release.
(2)	Segment net income is reported on a basis that includes internally allocated financing costs. Internally allocated costs were at pretax rates of 6.00% for April 2013 through March 2015.
(3)	All periods have been adjusted to reflect the reclassification of results from operations to discontinued operations for TECO Coal and certain charges at Parent that directly relate to TECO Guatemala or TECO Coal.

TAMPA ELECTRIC COMPANY

ELECTRIC OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Sales — Kilowatt-hours*
Three Months Ended Mar. 31,	2015	2014	Percent Change	2015	2014	Percent Change

Residential	$213,401	$213,542	(0.1)	1,839,405	1,822,905	0.9
Commercial	132,988	134,848	(1.4)	1,350,118	1,350,878	(0.1)
Industrial — Phosphate	13,421	16,730	(19.8)	167,726	208,272	(19.5)
Industrial — Other	24,760	24,314	1.8	279,416	267,911	4.3
Other sales of electricity	40,528	42,506	(4.7)	400,065	421,801	(5.2)

	425,098	431,940	(1.6)	4,036,730	4,071,767	(0.9)

Deferred and other revenues	7,468	(1,969)	479.3	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	1,885	6,969	(73.0)	53,508	106,424	(49.7)
Other operating revenue	16,104	16,220	(0.7)	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$450,555	$453,160	(0.6)	4,090,238	4,178,191	(2.1)

Average customers	714,028	702,320	1.7	—	—	—

Retail Net Energy For Load				4,242,266	4,185,208	1.4

Total Degree Days				630	570	10.5

	Operating Revenues*			Sales — Kilowatt-hours*
Twelve Months Ended Mar. 31,	2015	2014	Percent Change	2015	2014	Percent Change

Residential	$1,007,429	$960,752	4.9	8,672,349	8,567,218	1.2
Commercial	600,232	585,397	2.5	6,141,447	6,087,348	0.9
Industrial — Phosphate	56,603	70,824	(20.1)	697,030	881,606	(20.9)
Industrial — Other	105,027	101,324	3.7	1,174,715	1,136,475	3.4
Other sales of electricity	179,919	178,526	0.8	1,805,161	1,832,816	(1.5)

	1,949,210	1,896,823	2.8	18,490,702	18,505,463	(0.1)

Deferred and other revenues	1,935	12,988	(85.1)	—	—	—
Provision for Revenue Stipulation	—	—	—	—	—	—
Sales for resale	7,871	14,124	(44.3)	206,256	287,906	(28.4)
Other operating revenue	59,377	61,731	(3.8)	—	—	—
SO2 Allowance Sales	—	—	—	—	—	—
NOx Allowance Sales	—	—	—	—	—	—

	$2,018,393	$1,985,666	1.6	18,696,958	18,793,369	(0.5)

Average customers	709,088	697,768	1.6	—	—	—

Retail Net Energy For Load				19,371,798	19,275,065	0.5

Total Degree Days				4,098	4,197	(2.4)

*	in thousands

PEOPLES GAS SYSTEM

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Mar. 31,	2015	2014	Percent Change	2015	2014	Percent Change

By Customer Segment:
Residential	$49,258	$49,744	(1.0)	34,362	33,269	3.3
Commercial	41,585	40,864	1.8	138,171	130,952	5.5
Industrial	3,242	3,635	(10.8)	76,123	71,984	5.7
Off System Sales	7,803	8,451	(7.7)	23,421	15,378	52.3
Power generation	1,936	1,902	1.8	184,609	155,650	18.6
Other revenues	16,125	15,986	0.9	—	—	—

	$119,949	$120,582	(0.5)	456,686	407,233	12.1

By Sales Type:
System supply	$69,434	$71,650	(3.1)	66,284	57,446	15.4
Transportation	34,390	32,946	4.4	390,402	349,787	11.6
Other revenues	16,125	15,986	0.9	—	—	—

	$119,949	$120,582	(0.5)	456,686	407,233	12.1

Average customers	359,043	351,911	2.0	—	—	—

	Operating Revenues*			Therms*
Twelve Months Ended Mar. 31,	2015	2014	Percent Change	2015	2014	Percent Change

By Customer Segment:
Residential	$143,631	$135,631	5.9	81,867	78,129	4.8
Commercial	139,796	135,060	3.5	467,729	444,319	5.3
Industrial	12,709	13,465	(5.6)	278,422	272,739	2.1
Off System Sales	38,710	46,815	(17.3)	92,070	107,976	(14.7)
Power generation	6,828	8,729	(21.8)	672,471	695,021	(3.2)
Other revenues	48,611	45,703	6.4	—	—	—

	$390,285	$385,403	1.3	1,592,559	1,598,184	(0.4)

By Sales Type:
System supply	$223,508	$224,390	(0.4)	203,063	217,028	(6.4)
Transportation	118,166	115,311	2.5	1,389,496	1,381,156	0.6
Other revenues	48,611	45,702	6.4	—	—	—

	$390,285	$385,403	1.3	1,592,559	1,598,184	(0.4)

Average customers	355,685	348,734	2.0	—	—	—

*	in thousands

NEW MEXICO GAS COMPANY

GAS OPERATING STATISTICS (Unaudited)

	Operating Revenues*			Therms*
Three Months Ended Mar. 31,	2015	2014 (1)	Percent Change	2015	2014 (1)	Percent Change

By Customer Segment:
Residential	$87,458	$112,219	(22.1)	121,240	122,942	(1.4)
Commercial	23,207	32,954	(29.6)	41,056	44,121	(6.9)
Industrial	218	420	(48.0)	425	673	(36.8)
Off System Sales	308	2,175	(85.9)	1,200	4,251	(71.8)
On System Transportation	6,092	6,278	(3.0)	84,734	97,766	(13.3)
Off System Transportation	205	216	(4.9)	10,308	11,037	(6.6)
Other revenues	1,487	1,505	(1.2)	—	—	—

	$118,975	$155,766	(23.6)	258,963	280,790	(7.8)

By Sales Type:
System supply	$111,191	$147,768	(24.8)	163,921	171,987	(4.7)
Transportation	6,297	6,493	(3.0)	95,042	108,803	(12.6)
Other revenues	1,487	1,505	(1.2)	—	—	—

	$118,975	$155,766	(23.6)	258,963	280,790	(7.8)

Average customers	516,785	513,887	0.6

Total Degree Days				1,920	1,943	(1.2)

	Operating Revenues*			Therms*
Twelve Months Ended Mar. 31,	2015	2014 (1)	Percent Change	2015	2014 (1)	Percent Change

By Customer Segment:
Residential	$259,636	$277,003	(6.3)	282,727	296,801	(4.7)
Commercial	74,272	78,669	(5.6)	105,848	110,941	(4.6)
Industrial	1,651	1,695	(2.6)	2,719	2,941	(7.5)
Off System Sales	308	2,175	(85.9)	1,200	4,251	(71.8)
On System Transportation	19,209	19,146	0.3	316,694	334,274	(5.3)
Off System Transportation	869	839	3.6	46,227	44,374	4.2
Other revenues	6,580	6,524	0.8	—	—	—

	$362,526	$386,052	(6.1)	755,415	793,583	(4.8)

By Sales Type:
System supply	$335,867	$359,542	(6.6)	392,494	414,935	(5.4)
Transportation	20,079	19,985	0.5	362,921	378,648	(4.2)
Other revenues	6,580	6,524	0.8	—	—	—

	$362,526	$386,052	(6.1)	755,415	793,583	(4.8)

Average customers	513,197	510,501	0.5

Total Degree Days				4,012	4,266	(6.0)

(1)	Information presented for 2014 is for comparative purposes only, as this was before the date of acquisition (Sep. 2, 2014).
*	in thousands